Exhibit 99.1

News Release

news release

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 . 800 . TO . SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

FOR IMMEDIATE RELEASE	NOVEMBER 2, 2015

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD-QUARTER 2015 FINANCIAL RESULTS

--Strong operational execution drives third quarter 2015 operating margin and diluted earnings per share performance

--Agent productivity gains cushion cost impacts of capacity additions

--Cash flow from operations sustains balance sheet strength

--Raising full-year 2015 business outlook

TAMPA, FL – November 2, 2015 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the third-quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights

●

Third quarter 2015 revenues of $317.9 million decreased $14.7 million, or 4.4%, from $332.7 million in the comparable quarter last year, driven chiefly by unfavorable foreign exchange rates as the functional currencies of the Company’s various international operations weakened relative to the U.S. dollar on a comparable basis; on a constant currency and organic basis, which excludes the $1.2 million in revenue contribution from the acquisition of Qelp, which was acquired in the third quarter of 2015, third quarter 2015 revenues increased 0.9% comparably, with the increased demand driven broadly by the technology, transportation, financial services and healthcare verticals

●

Third quarter 2015 operating margin was 7.7% versus 6.6% in the same period last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), third quarter 2015 operating margin increased to 8.9% versus 7.8% in the same period last year, with the comparable margin increase driven by higher agent productivity gains and improved capacity utilization, despite the drag from increased capital expenditures and ramp costs in the current quarter versus the prior year period for higher projected demand

●

Third quarter 2015 diluted earnings per share were $0.48 versus $0.39 in the comparable quarter last year, with the 23.1% increase due largely to the above-mentioned factors, coupled with a lower effective tax rate

●

On a non-GAAP basis, third quarter 2015 diluted earnings per share increased to $0.54 from $0.45 in the same period last year (see Exhibit 6 for reconciliation), with the comparable 20.0% increase driven largely by the previously-mentioned factors. Third quarter 2015 diluted earnings per share were also higher relative to the Company’s August 2015 business outlook range of $0.34 to $0.37 also driven largely by the previously-mentioned factors coupled with a lower effective tax rate relative to the August 2015 business outlook. However, adjusting for just the interest and other expense and non-GAAP tax rate as projected in the Company’s August 2015 business outlook, diluted earnings per share for the third quarter of 2015 would have been $0.46

●

Consolidated capacity utilization rate increased slightly to 80% in the third quarter of 2015 from 79% in the comparable period last year, even as the Company added capacity for higher projected demand

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 3.7% to $257.4 million, or 81.0% of total revenues, for the third quarter of 2015 compared to $267.4 million, or 80.4% of total revenues, in the same prior year period. On a constant currency basis, third quarter 2015 Americas revenues decreased 0.6% comparably, with the broad increase in demand from the technology, transportation, financial services and healthcare verticals moderated by the communications vertical as discussed in the Company’s May 2015 business outlook.

Sequentially, revenues generated from the Americas region increased 3.1% to $257.4 million from $249.7 million, or 81.2% of total revenues, in the second quarter of 2015. On a constant currency basis, third quarter 2015 Americas revenues increased 4.4% over second quarter driven broadly by the technology, transportation, financial services and healthcare verticals.

The Americas income from operations for the third quarter of 2015 increased 18.6% to $33.6 million, with an operating margin of 13.0% versus 10.6% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin increased to 14.4% from 12.1% in the comparable quarter last year, driven by agent productivity gains and improved capacity utilization (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from operations for the third quarter of 2015 increased 17.0% to $33.6 million, with an operating margin of 13.0% versus 11.5% in the second quarter of 2015. On a non-GAAP basis, the Americas operating margin was 14.4% versus 13.0% in the second quarter of 2015, with the increase driven by higher demand and expense leverage (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region decreased 7.3% to $60.5 million, representing 19.0% of total revenues, for the third quarter of 2015, compared to $65.3 million, or 19.6% of total revenues, in the same prior year period. On an organic and constant currency basis, which excludes the revenue contribution from the acquisition of Qelp, which was acquired in the third quarter of 2015, EMEA revenues increased 7.1% on a comparable basis driven by the communications, technology, financial services and transportation and leisure verticals.

Sequentially, revenues from the Company’s EMEA region increased 4.7% to $60.5 million, or 19.0% of SYKES’ total revenues, versus $57.8 million, or 18.8% of SYKES’ total revenues, in the second quarter of 2015. On an organic and constant currency basis, EMEA revenues increased 2.8% sequentially, driven by the communications, technology and financial services verticals.

The EMEA region’s income from operations for the third quarter of 2015 was $4.6 million, or 7.7% of EMEA revenues, versus $7.0 million, or 10.7% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin was 8.2% versus 10.5% in the same period last year with the decrease due to higher staffing costs on a client program (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from operations for the third quarter of 2015 was $4.6 million, or 7.7% of EMEA revenues, versus $3.0 million, or 5.1% of revenues, in the second quarter of 2015. On a non-GAAP basis, the EMEA operating margin was 8.2% versus 5.1% in the second quarter of 2015 due principally to higher demand (see Exhibit 7 for reconciliation).

Other G&A Expenses

Other G&A expenses, which include corporate and other costs, increased to $13.7 million, or 4.3% of revenues, in the third quarter of 2015, compared to $13.2 million, or 4.0% of revenues in the prior year period. On a non-GAAP basis, other G&A expenses increased to 4.3% of revenues from 4.0% in the prior year period due mainly to higher consulting costs (see Exhibit 7 for reconciliation).

Sequentially, other G&A expenses increased slightly to $13.7 million from $13.4 million in the second quarter of 2015, however, as a percent of revenues decreased slightly to 4.3% of revenues in the third quarter of 2015 from 4.4% of revenues in the second quarter of 2015 on both a GAAP and non-GAAP basis (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the third quarter of 2015 was ($1.2) million compared to ($0.6) million for the same period in the prior year.

The Company recorded an effective tax rate of 14.2% for the third quarter of 2015 versus 22.5% in the same period last year and below the estimated 29% provided in the Company’s August 2015 business outlook. The effective tax rate differential on a comparable basis and relative to the business outlook was due to a previously unrecognized tax benefit and the release of valuation allowance. Excluding the tax benefit and valuation allowance release, the effective tax rate for the third quarter of 2015 would be have been in line with the estimate provided in the Company’s August 2015 business outlook.

On a non-GAAP basis, the third quarter 2015 effective tax rate was 17.2% compared to 24.3% in the same period last year and below the estimated 30% provided in the Company’s August 2015 business outlook (see Exhibit 11 for reconciliation). The effective tax rate differential on a comparable basis and relative to the Company’s business outlook was due to the aforementioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2015 remained strong with cash and cash equivalents of $226.7 million, of which approximately 93.3%, or $211.6 million, was held in international operations and is deemed to be indefinitely reinvested offshore. In the third quarter of 2015, net cash provided by operating activities was up 38.3% to $37.8 million, driven mostly by higher net income and changes in operating assets and liabilities. At quarter end, the Company had $70.0 million in borrowings outstanding, with $370.0 million available under its $440.0 million credit facility.

Business Outlook

The assumptions driving the business outlook for the fourth quarter and full-year 2015 are as follows:

●

The Company is raising its 2015 revenue and diluted earnings per share outlook, given the better-than-expected financial results for the third quarter, coupled with incrementally higher anticipated demand for the fourth quarter;

●	The Company added roughly 1,600 seats on a gross basis in the third quarter, in addition to the approximately 800 already added in the first half of 2015. The net seat count on a year-

to-date basis ending September 30, 2015, is up by approximately 100. The Company expects to end 2015 with a net increase in seats of 1,200 relative to year-end 2014 versus the 1,700 projected in the August business outlook due mainly to timing as the remaining seat additions will slip into the first quarter of 2016;

●

The Company’s revenues and earnings per share assumptions for the fourth quarter and full year 2015 are based on foreign exchange rates as of October 2015. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the fourth quarter and full-year as discussed above;

●

The Company anticipates total other interest income (expense), net of approximately ($0.8) million for the fourth quarter and ($3.7) million for the full year 2015. These amounts exclude the potential impact of any future foreign exchange gains or losses in other income (expense); and

●

The Company anticipates a lower effective tax rate for full-year 2015 relative to the business outlook provided in August, driven chiefly by the unrecognized tax benefit and valuation allowance release in the third quarter of 2015.

Considering the above factors, the Company anticipates the following financial results for the three months ending December 31, 2015:

●	Revenues in the range of $332.0 million to $337.0 million
●	Effective tax rate of approximately 28.0%; **on a non-GAAP basis, an effective tax rate of approximately 29.0%
●	Fully diluted share count of approximately 42.1 million
●	Diluted earnings per share of approximately $0.39 to $0.42
●	**Non-GAAP diluted earnings per share in the range of $0.45 to $0.48
●	Capital expenditures in the range of $15 million to $20 million

For the twelve months ending December 31, 2015, the Company anticipates the following financial results:

●	Revenues in the range of $1,281.0 million to $1,286.0 million
●	Effective tax rate of approximately 23.4%; **on a non-GAAP basis, an effective tax rate of approximately 25.4%
●	Fully diluted share count of approximately 42.5 million
●	Diluted earnings per share of approximately $1.53 to $1.57
●	**Non-GAAP diluted earnings per share in the range of $1.76 to $1.80
●	Capital expenditures in the range of $51 million to $56 million

** See exhibits 10 & 11 for fourth quarter and full-year 2015 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 3, 2015, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income , non-GAAP operating margins, non-GAAP tax rate, non-GAAP income , net of taxes, per diluted share and non-GAAP income by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include order processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties

(regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Qelp and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	September 30,	September 30,	June 30,
	2015	2014	2015
Revenues	$317,924	$332,671	$307,453
Direct salaries and related costs	(206,139)	(221,598)	(202,143)
General and administrative	(72,702)	(73,868)	(72,651)
Depreciation, net	(10,938)	(11,516)	(11,007)
Amortization of intangibles	(3,638)	(3,597)	(3,435)

Income from operations	24,507	22,092	18,217
Total other income (expense), net	(1,187)	(621)	(626)

Income before income taxes	23,320	21,471	17,591
Income taxes	(3,310)	(4,833)	(4,679)

Net income	$20,010	$16,638	$12,912

Net income per common share:
Basic	$0.48	$0.39	$0.31

Diluted	$0.48	$0.39	$0.31

Weighted average common shares outstanding:
Basic	41,783	42,704	42,008
Diluted	42,084	42,837	42,216

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended
	September 30,	September 30,
	2015	2014
Revenues	$949,062	$977,598
Direct salaries and related costs	(622,209)	(664,308)
General and administrative	(218,080)	(221,250)
Depreciation, net	(33,004)	(34,136)
Amortization of intangibles	(10,504)	(10,907)

Income from operations	65,265	46,997
Total other income (expense), net	(2,915)	(940)

Income before income taxes	62,350	46,057
Income taxes	(13,789)	(10,769)

Net income	$48,561	$35,288

Net income per common share:
Basic	$1.16	$0.83

Diluted	$1.15	$0.82

Weighted average common shares outstanding:
Basic	41,992	42,721
Diluted	42,337	42,844

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	September 30, 2015	September 30, 2014	June 30, 2015
Revenues:
Americas	$257,421	$267,421	$249,682
EMEA	60,481	65,250	57,752
Other	22	-	19

Total	$317,924	$332,671	$307,453

Operating Income:
Americas	$33,541	$28,294	$28,669
EMEA	4,629	6,964	2,969
Other	(13,663)	(13,166)	(13,421)

Income from operations	24,507	22,092	18,217

Total other income (expense), net	(1,187)	(621)	(626)
Income taxes	(3,310)	(4,833)	(4,679)

Net income	$20,010	$16,638	$12,912

	Nine Months Ended
	September 30, 2015	September 30, 2014
Revenues:
Americas	$771,276	$785,330
EMEA	177,728	192,268
Other	58	-

Total	$949,062	$977,598

Operating Income:
Americas	$94,751	$72,076
EMEA	11,386	11,409
Other	(40,872)	(36,488)

Income from operations	65,265	46,997

Total other income (expense), net	(2,915)	(940)
Income taxes	(13,789)	(10,769)

Net income	$48,561	$35,288

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30, 2015	December 31, 2014
Assets:
Current assets	$554,783	$550,086
Property and equipment, net	111,040	109,880
Goodwill & intangibles, net	251,815	254,451
Other noncurrent assets	26,977	30,083

Total assets	$944,615	$944,500

Liabilities & Shareholders’ Equity:
Current liabilities	$165,530	$167,862
Noncurrent liabilities	116,327	118,420
Shareholders’ equity	662,758	658,218

Total liabilities and shareholders’ equity	$944,615	$944,500

Sykes Enterprises, Incorporated

Supplementary Data

	Q3 2015	Q3 2014
Geographic Mix (% of Total Revenues):
Americas (1)	81%	80%
Europe, Middle East & Africa (EMEA)	19%	20%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2015	Q3 2014
Vertical Industry Mix (% of Total Revenues):
Communications	32%	39%
Financial Services	24%	23%
Technology / Consumer	20%	17%
Transportation & Leisure	8%	8%
Healthcare	5%	5%
Other	11%	8%

Total	100%	100%

	Seat Capacity (2)
	Q3 2015	Q3 2014	Q2 2015
Americas	34,400	34,600	33,500
EMEA	6,700	6,400	6,700

Total	41,100	41,000	40,200

	Capacity Utilization
	Q3 2015	Q3 2014	Q2 2015
Americas	78%	77%	79%
EMEA	85%	88%	86%

Total	80%	79%	80%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the third quarter 2015, the Company had approximately 3,200 agent FTEs working virtually from home. There are no seats associated with Qelp.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	September 30, 2015	September 30, 2014
Cash Flow From Operating Activities:
Net income	$20,010	$16,638
Depreciation	11,135	11,742
Amortization of intangibles	3,638	3,597
Amortization of deferred grants	(259)	(253)
Changes in assets and liabilities and other	3,285	(4,376)

Net cash provided by operating activities	$37,809	$27,348

Capital expenditures	$16,840	$11,433
Cash paid during period for interest	$362	$419
Cash paid during period for income taxes	$6,529	$3,098

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash Flow From Operating Activities:
Net income	$48,561	$35,288
Depreciation	33,593	34,832
Amortization of intangibles	10,504	10,907
Amortization of deferred grants	(700)	(1,082)
Changes in assets and liabilities and other	2,955	(13,255)

Net cash provided by operating activities	$94,913	$66,690

Capital expenditures	$36,316	$35,669
Cash paid during period for interest	$1,097	$1,323
Cash paid during period for income taxes	$20,760	$12,439

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	September 30, 2015	September 30, 2014	June 30, 2015
GAAP income from operations	$24,507	$22,092	$18,217
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,898	3,991	3,737
Merger & integration costs	-	-	-
EMEA restructuring	-	(130)	-
Other	-	-	-

Non-GAAP income from operations	$28,405	$25,953	$21,954

	Three Months Ended
	September 30, 2015	September 30, 2014	June 30, 2015
GAAP net income, per diluted share	$0.48	$0.39	$0.31
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.06	0.05
Merger & integration costs	-	-	-
EMEA restructuring	-	-	-
Other	-	-	-

Non-GAAP net income, per diluted share	$0.54	$0.45	$0.36

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP income (loss) from operations	$33,541	$28,294	$4,629	$6,964	$(13,663)	$(13,166)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,573	3,991	325	-	-	-
Merger & integration costs	-	-	-	-	-	-
EMEA restructuring	-	-	-	(130)	-	-
Other	-	-	-	-	-	-

Non-GAAP income (loss) from operations	$37,114	$32,285	$4,954	$6,834	$(13,663)	$(13,166)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2015	June 30, 2015	September 30, 2015	June 30, 2015
GAAP income (loss) from operations	$33,541	$28,669	$4,629	$2,969	$(13,663)	$(13,421)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,573	3,737	325	-	-	-
Merger & integration costs	-	-	-	-	-	-
EMEA restructuring	-	-	-	-	-	-
Other	-	-	-	-	-	-

Non-GAAP income (loss) from operations	$37,114	$32,406	$4,954	$2,969	$(13,663)	$(13,421)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended
	September 30, 2015	September 30, 2014
GAAP income from operations	$65,265	$46,997
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	11,380	12,188
Merger & integration costs	-	-
EMEA restructuring	-	(312)
Other	-	681

Non-GAAP income from operations	$76,645	$59,554

	Nine Months Ended
	September 30, 2015	September 30, 2014
GAAP net income, per diluted share	$1.15	$0.82
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.17	0.19
Merger & integration costs	-	-
EMEA restructuring	-	(0.01)
Other	-	0.02

Non-GAAP net income, per diluted share	$1.32	$1.02

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP income (loss) from operations	$94,751	$72,076	$11,386	$11,409	$(40,872)	$(36,488)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	11,055	12,188	325	-	-	-
Merger & integration costs	-	-	-	-	-	-
EMEA restructuring	-	-	-	(312)	-	-
Other	-	-	-	-	-	681

Non-GAAP income (loss) from operations	$105,806	$84,264	$11,711	$11,097	$(40,872)	$(35,807)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook Fourth Quarter 2015
GAAP net income, per diluted share	$0.39 - $0.42
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP net income, per diluted share	$0.45 - $0.48

Business Outlook Full Year 2015
GAAP net income, per diluted share	$1.53 - $1.57
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.23
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP net income, per diluted share	$1.76 - $1.80

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	September 30, 2015	September 30, 2014	June 30, 2015
GAAP tax rate	14%	23%	27%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3%	1%	1%
Merger & integration costs	-	-	-
EMEA restructuring	-	-	-
Other	-	-	-

Non-GAAP tax rate	17%	24%	28%

	Three Months Ended	Year Ended
	December 31, 2015	December 31, 2015
GAAP tax rate	28%	23%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	1%	2%
Merger & integration costs	-	-
EMEA restructuring	-	-
Other	-	-

Non-GAAP tax rate	29%	25%